Exhibit 99.2

[Weatherford International; Letterhead]
[Executive Name]
[Executive ID]

RE:    Retention Award

Dear _____:
You play a critical role in the transformation of Weatherford International plc and its subsidiaries (the “Company”). It is important to the Company that you are properly rewarded and recognized for the results you have helped drive.
This award is designed to reward performance and potential, and to encourage you to remain invested in the Company.
1.Retention. To drive transformation and to incentivize you to remain committed to the Company and its affiliates, you are eligible to receive a cash award of _______, subject to the terms and conditions set below. The retention award will be payable in one lump sum payment, as an advance payment for your future services (the “Retention Award”). Payment will be made as soon as practicable and in no event later than 30 days following your acceptance of this letter (the “Payment Date”), subject to your continued employment through the Payment Date.

2.Repayment. Notwithstanding the above, you will not earn or be deemed to have earned the Retention Award unless and until you remain continuously employed with the Company through the first anniversary of the Payment Date (the “Retention Date”) (except as otherwise provided below). If, prior to the Retention Date, you voluntarily resign from the Company or your employment with the Company is terminated by the Company for Cause (as defined below), then, in either case, you will promptly (but in no event more than thirty (30) days following your termination) repay to the Company the full amount of the Retention Award received; provided that, without duplication of the foregoing, the Company shall be entitled to reduce any other compensation due to you by any portion of the Retention Award, except to the extent that any such reduction would result in penalty taxes under Section 409A of the Internal Revenue Code of 1986, as amended, and subject to compliance with applicable law. You hereby acknowledge and agree that the Retention Award will not be earned prior to the Retention Date or any earlier termination of your employment with the Company not described in the immediately preceding sentence, and that the Company shall be entitled to all rights and remedies in recouping the Retention Award if it becomes repayable in accordance with this Section 2, which rights and remedies are hereby expressly reserved. For the avoidance of doubt, if your employment is terminated by the Company without Cause or due to your death or disability (as defined in the Company’s then-current long-term disability plan) following the date on which payment was made and prior to the Retention Date, you will be entitled to retain the Retention Award, provided that you (or in the case of termination due to your death, your legal representative) execute and do not revoke a General Release of Claims in the form attached (the “Release”) so that the Release is effective no later than sixty (60) days following your termination.

3.Termination for Cause. “Cause” shall have the definition of Cause specified in any applicable agreement between you and the Company, and if not specified: (i) you having engaged in conduct that is or is reasonably expected to be materially injurious to the Company; (ii) your material breach of any applicable agreement between you and the Company; (iii) you having been convicted of, or having entered a plea bargain or settlement admitting guilt for, any felony or engaging in fraudulent or criminal activity relating to the scope of your employment (whether or not prosecuted); (iv) you having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud on your part, including, for example, any such order consented to by you in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied; (v) your material violation of the Company’s business conduct policies (including the Weatherford Code of Conduct) or any restrictive covenants with the Company (including those set forth herein); (vi) your gross negligence or material misconduct in the performance of duties and services required of you; or (vii) your continuing and repeated failure to perform duties as reasonably requested by the Company that are within the reasonable scope of your duties, other than as a result of your incapacity.

4.Withholding. The Company may withhold from your Retention Award such federal, state, hypothetical and local taxes as are required to be withheld pursuant to any applicable law, regulation or policy.

5.Miscellaneous. Nothing contained in this agreement guarantees your right to continued employment, or interferes with the right of the Company to terminate your employment at any time, with or without Cause. This Retention Award is exclusive for 2019 and the Company reserve its rights to discontinue it. Eligibility for this Retention Award is determined at Company’s discretion and is not extended to all employees. This agreement will be administered, interpreted, and enforced under the laws of the State of Texas without regard to the conflicts of laws principles thereof. This letter may be amended only by a writing executed by the parties hereto.

6.Confidential Information. “Confidential Information” shall mean any non-public information, including documents, provided to you by the Company, or developed by you as part of your job duties for the Company. Confidential Information includes, but is not limited to, formulas; patterns; devices; inventions; processes; compilations of information regardless of whether the underlying information is public; records; specifications; financial information; projections; pricing; profit margins; business plans; product roadmaps; employee information; marketing plans; expansion plans; customer information; customer lists; and the contents of this agreement. Accordingly, until such time as the Confidential Information is readily available publicly (other than as a result of disclosure by you), you shall not knowingly reveal, disclose, or make known to any person (other than as may be required or allowed by law), or use for your own benefit, any such Confidential Information, whether or not developed, devised, or otherwise created in whole or in part by your efforts. These obligations do not prevent you from reporting to or communicating with any representative or agency of the U.S. government, or state or municipal government, including, but not limited to, the Equal Employment Opportunity Commission or the Securities and Exchange Commission.

7.Non-solicitation; Non-competition. In consideration for access to Confidential Information, specialized training, and the Company’s business goodwill, you agree that:

a.
From the date hereof until the first anniversary of the date of the termination of your employment with the Company for any reason, you shall not, on behalf of a Competitor, directly or indirectly, alone or in concert with others, solicit (either directly or indirectly by assisting others) the business of any customer of the Company with whom you had contact during the final two years of your employment with the Company, or otherwise induce any such customer to change its relationship with the Company; and

b.
From the date hereof until the first anniversary of the date of the termination of your employment with the Company for any reason, you shall not, directly or indirectly, alone or in concert with others, solicit, recruit, hire, or attempt to solicit, recruit or hire any of the Company’s current or former employees with whom you had contact (which includes, but is not limited to, employees within your chain of command or under your supervisory authority) during the final two years of your employment with the Company or otherwise induce any such current employee to terminate his or her employment with the Company; and

c.
From the date hereof until the six-month anniversary of the date of the termination of your employment with the Company for any reason, you shall not, on behalf of a Competitor, directly or indirectly (whether as an employee, employer, consultant, agent, principal, partner, equityholder, officer or director, or in any other representative capacity)provide products or services that are similar to the types of products or services that you provided during the final two (2) years of your employment with the Company, at any location within fifty (50) miles of a location in which you provided products or services for the Company during your employment with the Company. “Competitors” consist of the following companies and any subsidiaries of or joint ventures including any of them: Schlumberger Limited; Halliburton Company; Baker Hughes, A GE Company; National-Oilwell Varco, Incorporated; Franks International NV; Liberty Lift LLC; Apergy Corporation; Lifting Solutions Incorporated; National Energy Services Reunited Corporation; AlMansoori Specialized Engineering Company LLC; Oil Serv; Tendeka B V; Odjfell SE; New Tech Services, Incorporated; Pruitt Optimal MPD Services; Beyond Energy Services and Technology Corporation; Stasis Drilling Solutions; AFGlobal Corporation; SafeKick; Superior Energy Services; Parker Drilling and its subsidiaries; Nabors Industries Limited.

d.
As used in this Section 7, the term “Company” shall mean the Company and any of its direct or indirect subsidiaries. If any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this agreement, and the remaining provisions of this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this agreement. In the event the terms of this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Any breach or violation by you of the provisions of this Section 7 shall toll the running of any time periods set forth in this Section 7 for the duration of any such breach or violation. You recognize and acknowledge that a breach of the covenants contained in Section 7 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, you agree that in the event of a breach of any of the covenants contained in Section 7, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

e.	Section 7(c) of this agreement shall not apply to you in the event that the Company terminates you as part of a Company-initiated termination without Cause.

Please indicate your acknowledgement of and acceptance of the terms of this agreement by signing in the space indicated below and returning a signed copy of this agreement to me no later than [__]. The one time, lump sum advance, will be paid as soon as practicable after receipt of your signed acknowledgement. Please feel free to contact me should you wish to discuss any aspect of this agreement or the retention award.
Congratulations on receiving this award and I look forward to your active contribution to Weatherford’s success during 2019.
Sincerely,
Weatherford International plc

______________________
Name:
Title:
Accepted, Acknowledged and Agreed:

__________________________
[Name]

________________________
Date